Exhibit 10.2

COMMON STOCK INVESTMENT AGREEMENT

This Common Stock Investment Agreement (the “Agreement”), dated as of October 23, 2024, by and among Monopar Therapeutics Inc., a Delaware corporation (the “Company”), and Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Licensor”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the License Agreement (as defined below).

RECITALS

A.

On the date hereof, the Company and the Licensor are entering into that certain License Agreement (the “License Agreement”), pursuant to which Licensor grants to the Company an exclusive license (the “License”) under Licensor’s Licensed Technology to research, develop, manufacture, and commercialize Licensed Compound and Licensed Products in the Territory, each as defined therein, and in accordance with the terms and conditions set forth therein.

B.

As part of the consideration for the License, as provided by Section 7.1.2 of the License Agreement, the Company has agreed to issue shares of its common stock, par value $0.001 per share (the “Common Stock”), to the Licensor.

C.

On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue, and agrees to issue, Shares, in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Licensor agree as follows:

ARTICLE I
    ISSUANCE OF SHARES

1.1     Issuance of Initial Shares; Agreement to Issue Additional Shares

(a)    Subject to the terms and conditions of this Agreement, as part of the consideration for the License, the Company agrees to issue to the Licensor 387,329 shares of Common Stock (with such shares of Common Stock representing 9.9% of the Company’s outstanding shares of Common Stock immediately after their issuance) (the “Initial Shares”). On the date hereof, the Company shall irrevocably instruct VStock Transfer, LLC, the Company’s transfer agent (the “Transfer Agent”), to issue the Initial Shares to the Licensor in book-entry format on the Company’s share register, free and clear of all restrictive and all other legends, except as provided in Section 3.5 hereof. The Company shall cause the Transfer Agent to provide evidence (including an account statement reflecting the issuance) of the same to the Licensor as soon as reasonably practicable.

(b)    In addition to the Initial Shares, as additional consideration for the License, in the event that the Company issues additional shares of Common Stock to any third party, the Company agrees to promptly issue additional shares of Common Stock (“Additional Shares” and together with the Initial Shares, the “Shares”) to the Licensor as is necessary so that the aggregate number of Shares issued to the Licensor under this Agreement (for the avoidance of doubt, calculated without regard to whether the Licensor has already sold any previously issued Shares) continues to equal 9.9% of the Company’s outstanding shares of Common Stock after giving effect to future issuances of Common Stock, provided, that, to the extent (i) such additional shares of Common Stock are issued to directors, officers, employees or consultants pursuant to an equity incentive plan described in the SEC Documents or (ii) such additional shares of Common Stock are issued pursuant to an at-the-market sales program or other similar continuous offering in an amount that does not constitute 2.5% or more of the outstanding shares of Common Stock as of the date of such issuance, the Company shall not be required to issue the Additional Shares more than once per calendar quarter (ending with March 31, June 30, September 30, and December 31) (any date on which Additional Shares are issued, an “Additional Shares Closing Date”); provided that the Licensor may defer receipt of any Additional Shares by providing written notice to the Company and upon receipt of such notice, the Company shall agree to issue such Additional Shares to Licensor on a date as may subsequently be designated by Licensor. On each Additional Shares Closing Date, the Company shall irrevocably instruct the Transfer Agent, to issue the applicable number of Additional Shares to the Licensor in book-entry format on the Company’s share register, free and clear of all restrictive and all other legends, except as provided in Section 3.5 hereof and the Company shall cause the Transfer Agent to provide evidence (including an account statement reflecting the issuance) of the same to the Licensor as soon as reasonably practicable following the Additional Shares Closing Date. The Company’s obligation to issue Additional Shares will immediately terminate on the earliest to occur of the following: (A) the Company has issued after the date hereof Common Stock for cash consideration with an aggregate value of $25,000,000 based on the sale price in each such cash issuance (for clarity, excluding any cash consideration received by the Company in connection with the issuance of convertible securities, warrants, preferred stock, or other similar securities, or instruments convertible or exchangeable into Common Stock (collectively, “Convertible Securities”) until such time that such Convertible Securities are converted or exchanged for Common Stock, at which time the amount paid directly to the Company for such Convertible Securities (excluding any amount paid attributable to other securities or assets) plus any exercise or conversion price will be included in the aggregate value described in clause (A)); (B) a Change of Control occurs in which all or substantially all of the Company’s shares of Common Stock receive cash or publicly traded securities of a third party purchaser in exchange for their shares of Common Stock and the Licensor has the right to participate in such transaction on the same terms as the Company’s other stockholders and has received all Additional Shares due to it prior to such Change of Control; or (C) a termination of the License Agreement by Company due to material breach of the Licensor pursuant to Section 13.2.2 of the License Agreement. The Company shall not by any action or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Licensor as set forth in this Agreement against impairment.

(c)    The Company shall provide Licensor with ten (10) Business Days’ advanced written notice prior to repurchasing any shares of Common Stock outstanding or taking any actions that would result in (i) the decrease of the total number of Common Stock outstanding, or (ii) an increase to the percentage of Licensor’s beneficial ownership of any equity securities of the Company above 9.9%, in each case without Licensor’s consent.

(d)    At Licensors request, Company shall promptly provide to Licensor (i) information on the terms of the Convertible Securities, including number of Convertible Securities and shares issuable term under, any consideration paid or payable for the Convertible Securities or conversion thereof, and any other key terms of such Convertible Securities as Licensor may reasonably request, and (ii) the Company’s calculation of issuances and related consideration contributing towards the $25,000,000 threshold set forth in Section 1.1(b)(A).

(e)    Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to issue Additional Shares to the extent, and only to the extent, it would result in the total number of Shares issued hereunder to exceed of 19.99% of the issued and outstanding shares of Common Stock as of the date hereof prior to any issuance of Shares hereunder without stockholder approval required by The Nasdaq Stock Market (regardless of whether or not the Common Stock remains listed on The Nasdaq Stock Market at such time). To the extent that Licensor, under Section 1.1(b) hereunder, would be entitled to receive Additional Shares in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date hereof prior to any issuance of Shares hereunder but for the preceding sentence, the Company shall make commercially reasonable efforts to obtain stockholder approval in accordance with the requirements of The Nasdaq Stock Market prior to issuing such excess Additional Shares. In any such stockholder vote, the Shares issued hereunder shall not be entitled to vote.

(f)    The parties hereto shall execute and deliver or cause to be executed and delivered such additional documents that take such additional actions as the parties may reasonably deem to be practical and necessary in order to consummate the transactions contemplated hereby.

ARTICLE II
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to and except as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to the Licensor as of the date hereof, as follows.

2.1    Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to be so qualified would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, properties, assets, liabilities, operations, financial condition or results of operations of the Company, or the ability of the Company to perform its obligations under the Agreement (a “Material Adverse Effect”).

2.2    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the License Agreement and to issue and sell the Shares to the Licensor in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the License Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors (the “Board”) or stockholders is required. When executed and delivered by the Company, this Agreement is a legal, valid, and binding obligation of the Company enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

2.3    Valid Issuance of Securities.

The Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the License Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws) and the Licensor, as the holder of the Shares when issued, shall be entitled to all rights accorded to a holder of Common Stock.

2.4    No Conflicts; Governmental Approvals. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Company. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares to the Licensor in accordance with the terms hereof, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of the Commission and The Nasdaq Stock Market, which the Company undertakes to file within the applicable time periods.

2.5    Capitalization. There are 3,525,079 shares of Common Stock outstanding as of the date hereof (without giving effect to the issuance of Initial Shares contemplated by this Agreement). The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. Other than in accordance with this Agreement and pursuant to awards under equity incentive plans described in the SEC Documents, no person has the right (exercisable now or in the future and whether contingent or not) to call for the issuance of any securities of Company. The Company has an authorized capitalization as set forth in its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as disclosed in such reports as of the date hereof, the Company does not have any outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans).

2.6    SEC Documents, Financial Statements. The Company represents and warrants that as of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2023, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Company conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Except as disclosed in the SEC Documents, at the times of their respective filings, such reports, schedules, forms, statements and other documents of the Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7    Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not currently aware of any material weaknesses in its internal control over financial reporting.

2.8    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof, and the applicable rules of The Nasdaq Stock Market.

2.9    No Material Adverse Change. Except as disclosed in the SEC Documents or to the Licensor, since December 31, 2023, there has not been:

(a)    any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, except for changes in the ordinary course of business which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b)    any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(c)    any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d)    any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e)    except as described in the SEC Documents, any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or termination of or material amendment to any contract of the Company that the Company is required to file with the Commission pursuant to Item 601(b)(10) of Regulation S-K;

(f)    except as described in the SEC Documents, any material transaction entered into by the Company other than in the ordinary course of business;

(g)    any admission by Company in writing of its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency law, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the United States federal bankruptcy or insolvency laws; or

(h)    any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

2.10    No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since December 31, 2023, except for the consummation of the transactions contemplated herein, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.11    Litigation. Except as disclosed in the SEC Documents or otherwise disclosed to the Licensor, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement or the License Agreement; (ii) concerns or questions the right or authority of the Company to enter into this Agreement or the License Agreement and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect.

2.12    Private Placement. Assuming the accuracy of the Licensor’s representations and warranties set forth in Article III hereof, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Licensor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws or that would otherwise require registration of the offer and issuance thereof. The Company has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.13    No Integrated Offering. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act.

2.14    Investment Company Act. Neither Company nor any of its subsidiaries is, and immediately after issuance of the Shares hereunder, neither Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

2.15    Compliance with Laws and Permits.

(a)    Company and its subsidiaries are and have been in material compliance with all applicable laws applicable to their businesses, including all laws applicable to the research, nonclinical and clinical testing, development, manufacturing, ownership, operation, storage, import, export, warehousing, packaging, and handling of pharmaceutical products, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2023, neither Company nor any of its subsidiaries has received any written notice of any violation or alleged violation of any such applicable laws, from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, agency or body, court, arbitrator or self-regulatory organization having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets, or operations (a “Governmental Authority”), except for such violations or alleged violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Company and its subsidiaries have obtained and are in compliance in all material respects with all permits, licenses, franchises, approvals, authorizations and registrations issued or granted by Governmental Authorities that are required for the conduct by Company and its subsidiaries of their respective businesses and ownership of their respective properties (each, a “Company Permit”). No proceeding is pending or, to the knowledge of Company, threatened to revoke, suspend, cancel, terminate, or adversely modify any such Company Permit, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    None of Company or its subsidiaries or, to the knowledge of Company, any director, employee or other person acting on behalf of Company or any of its subsidiaries, has (i) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage for the benefit of Company; (ii) violated in any material respect the United States Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(d)    The operations of Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), and the applicable anti-money laundering statutes of jurisdictions where Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority or body or any arbitrator involving Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Company, threatened.

(e)    (i) Neither Company nor any of its subsidiaries, nor, to the knowledge of Company, any director, officer, or employee, agent, Affiliate or representative of Company or any of its subsidiaries, is an individual or entity (“Company Person”) that is, or is owned or controlled by a Company Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions, and (ii) for the past three years, Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Company Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.16    Intellectual Property. Company and its subsidiaries to their knowledge own, or have valid, binding and enforceable licenses or other rights under the patents and patent applications and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information) and all other intellectual property rights necessary for, or used in the conduct of, their respective businesses in all material respects (collectively, “Intellectual Property”). The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. No action, suit, or other proceeding is pending, or, to the knowledge of Company, is threatened: (a) challenging Company’s or its subsidiaries’ rights in or to any of the Intellectual Property, (b) challenging the validity, enforceability or scope of any of the Intellectual Property or (c) alleging that Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. Company and its subsidiaries to their knowledge have complied in all material respects with the terms of each agreement pursuant to which the Intellectual Property has been licensed to Company or any of its subsidiaries, and to the knowledge of Company, all such agreements are in full force and effect.

2.17    Licensor not Deemed an Affiliate. The Company agrees not to take the position that the combination of Licensor’s receipt of the Shares and rights pursuant to this Agreement and its rights pursuant to the License Agreement, taken alone, result in Licensor’s being an “affiliate” of Company for purposes of Rule 144.

ARTICLE III
    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LICENSOR

The Licensor hereby represents, warrants and covenants to the Company as of the date hereof, as follows:

3.1    Authorization and Power. The Licensor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement. The execution and delivery of this Agreement and the performance by the Licensor of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) the Licensor’s charter documents, bylaws, or other organizational documents; (b) in any material respect, any agreement, instrument, or contractual obligation to which the Licensor is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to the Licensor. When executed and delivered by the Licensor, this Agreement is a legal, valid, and binding obligation of the Licensor enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

3.2    Sophistication; Accredited Investor. The Licensor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) in connection with its decision to purchase the Shares, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein; (c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Shares for its own account for investment only and with no present intention of distributing any part thereof or any arrangement or understanding with any other persons regarding the distribution of the same; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act; (g) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of, and the Licensor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Licensor set forth herein in order to determine the availability of such exemptions and the eligibility of the Licensor to acquire the Shares; (h) understands that its investment in the Shares involves a significant degree of risk; and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.3    Private Placement. The Licensor acknowledges and agrees that the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Licensor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.

3.4    Ownership of Common Stock. Except as previously disclosed to the Company in writing or by email and excluding the Shares, the Licensor and its Affiliates beneficially own no shares of Common Stock as of the date hereof.

3.5    Legends.

Subject to Section 4.2 (Removal of Legends), the Licensor acknowledges that book-entries evidencing the Shares shall bear a restrictive legend notation in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.6    No Legal, Tax or Investment Advice.

The Licensor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Licensor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Licensor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.7    No General Solicitation; Pre-Existing Relationship.

The Licensor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act). The Licensor also represents that it was contacted regarding the sale of the Shares by the Company (or a representative of the Company) and the Shares were offered to the Licensor solely by direct contact between the Licensor and the Company (or an authorized representative of the Company) as part of the negotiation of the License Agreement.

ARTICLE IV
    COVENANTS OF THE PARTIES

4.1    Registration Rights.

(a)    The Company agrees that within forty five (45) calendar days after the date hereof (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”), which shall be on Form S-3 (or if the Company is not eligible to use such form, on such other form as is then available to Company), registering the resale of the Initial Shares. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 30th calendar day (or 60th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations are contingent upon the Licensor furnishing in writing to the Company such information regarding the Licensor, the securities of the Company held by the Licensor and the intended method of disposition of the Initial Shares as shall be reasonably requested by the Company to effect the registration of the Initial Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Licensor will not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, that, Company shall use commercially reasonable efforts to advocate to the Commission for the registration of the resale of all of the Initial Shares. If, despite Company’s foregoing efforts, the Commission continues to request that the Licensor be identified as a statutory underwriter in the Registration Statement, the Licensor will have an opportunity to request that the Company withdraw the Registration Statement or amend the Registration Statement to (i) remove from the Registration Statement only such portion of the Shares necessary (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Initial Shares, in each of (i) and (ii), as the Commission requires to assure Company’s compliance with the requirements of Rule 415; provided, however, that Company shall not agree to name Licensor as an “underwriter” in such Registration Statement without the prior written consent of Licensor. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the date on which all of the Shares have actually been sold or all of the Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and the legends have been removed from such securities pursuant to Section 4.2 hereof (the “Effectiveness Period”). During the Effectiveness Period, the Company shall use reasonable best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file in a timely manner all reports and other documents with the Commission required under the Exchange Act, as long as the Company remains subject to such requirements, and (iii) provide all customary and reasonable cooperation necessary, in each case as required to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act. The Company shall, promptly upon request of Licensor, furnish a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of any Shares without registration.

(b)    If any Additional Shares are issued that are not included in the Registration Statement, the Company agrees to file with the Commission (at the Company’s sole cost and expense) an additional Registration Statement within thirty (30) calendar days after issuance thereof (but no earlier than sixty (60) calendar days after the date hereof), and the Company shall use its commercially reasonable efforts to have such additional Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 30th calendar day (or 60th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the aforementioned filing deadline. All other provisions of this Section 4.1 apply to such additional Registration Statement.

(c)    Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of a Registration Statement, and from time to time to require the Licensor not to sell under such Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in such Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause such Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend any Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Licensor agrees that (i) it will immediately discontinue offers and sales of the Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Licensor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena.

(d)    The Company shall indemnify and hold harmless the Licensor, its directors and officers and each person who controls the Licensor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Licensor furnished in writing to the Company by the Licensor expressly for use therein.

(e)    The Licensor shall indemnify and hold harmless the Company, its directors and officers and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are contained in any information regarding the Licensor furnished in writing to the Company by the Licensor expressly for use therein.

4.2    Removal of Legends. The legend set forth in Section 3.5 above shall be removed if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the Registration Statement or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall, at its sole expense, cause the Company’s counsel, upon delivery by the Licensor of a customary representation letter with respect to the legend removal to Company counsel and/or the Transfer Agent, (i) while the Registration Statement is effective, to issue to the Transfer Agent a legal opinion that the Registration Statement covering resales of the Shares has been declared effective by the Commission under the Securities Act, and (ii) provide all other opinions as may reasonably be required by the Transfer Agent in connection with the removal of legends (a) in connection with a sale made pursuant to an effective Registration Statement or (b) pursuant to Rule 144. Following the effective date of the Registration Statement, or at such earlier time as a legend is no longer required for certain Shares, the Company will cause the Transfer Agent, as soon as reasonably practicable after the Licensor’s delivery of a signed customary representation letter to the Company’s counsel and/or the Transfer Agent, to remove such legends.

4.3    No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the issuance of the Shares to the Licensor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Nasdaq Stock Market LLC such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the License Agreement, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Licensor or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Licensor.

4.5    Nasdaq Listing. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market, as applicable.

ARTICLE V

    MISCELLANEOUS

5.1    Governing Law, Jurisdiction and Service. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware for any action, suit, or proceeding arising out of or relating to this Agreement or its subject matter or formation (and including non-contractual disputes or claims) and agree not to commence any action, suit, or proceeding related thereto except in such courts. The Parties further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, or proceeding arising out of or relating to this Agreement in the courts of the State of Delaware and further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address referred to in Section 5.3 (Notices) shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement.

5.2    Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL.

5.3    Notices. Any notice or other communication required or permitted to be given by either Party under this Agreement shall be in writing in English and shall be deemed given as of (a) the date delivered if delivered by hand, or reputable courier service, (b) the date sent if sent by email (with transmission confirmed), (c) the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (d) the fifth (5th) Business Day after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested; in each case addressed to the other Party at the addresses specified below, or if a Party notifies the other Party of a different address for receipt of notices, then to such other address. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which The Nasdaq Stock Market and banking institutions in the State of Illinois are authorized or required by law or other governmental action to close.

Licensor	To:	With a copy to:

Licensee
	If by Mail: Attention: Monopar Therapeutics Inc. 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	If by Mail: Attention: Monopar Therapeutics Inc. 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091

5.4    Assignment. Neither Party may assign its rights or, except that Licensor may assign this Agreement together with all of the Shares it then owns to any Affiliate of Licensor and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 4) to Licensor or any Affiliate of Licensor, in any such case, without such consent provided that the assignee agrees to assume Licensor’s obligations under this Agreement and provided further that any assignment of Shares complies in all respects with the Securities Act. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Section 5.4 shall be void and of no effect.

5.5    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

5.6    Entire Agreement; Amendments. This Agreement and the License, together with any schedules or appendices, sets out and constitutes the entire agreement and understanding between the Parties with respect to its subject matter and supersedes all prior agreements, understandings, promises, and representations, whether written or oral, with respect to this Agreement. Each Party confirms that it is not relying on any statements, representations or warranties of the other Party (including any negligent misrepresentation but excluding any fraudulent misrepresentation) except as specifically set out in this Agreement. All statements, representations, warranties, terms, conditions and provisions (including, any implied by statute, common law or otherwise and any implied warranties or conditions), other than fraudulent misrepresentations and the provisions set out in this Agreement, are excluded to the maximum extent permissible by law. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

5.7    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by PDF format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

5.8    Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.9    Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.10    No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against a Party.

5.11    Equitable Relief. Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Licensor. Company therefore agrees that, notwithstanding anything set forth in this Agreement to the contrary, Licensor is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties. Licensor also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Company. Licensor therefore agrees that, notwithstanding anything set forth in this Agreement to the contrary, Company is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties.

5.12    Expenses. Company and Licensor are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:
MONOPAR THERAPEUTICS INC.

By:/s/ Chandler D. Robinson
Name: Chandler D. Robinson
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE LICENSOR:
ALEXION PHARMACEUTICALS, INC.
By: /s/ Todd Spalding
Name: Todd Spalding
Title: Secretary

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